EXHIBIT 10.18

                                 PLATINUM & GOLD
                          RECORDING & PUBLISHING CORP.
                               12721 NW 11th Court
                                Sunrise, FL 33323
                             Phone/Fax: 954-845-0636
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                                Vp121499@aol.com
                                  www.pgcds.com
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This is a letter of agreement between Mary Jane Cunningham and Platinum and Gold
Recording and Publishing Corporation,  and Terry Ritchie,  (consultant for Carol
A. Neal and Platinum and Gold Recording and Publishing Corporation). This agreement will begin on April 19, 2000 and expire on April 19, 2001.

Platinum and Gold Recording and Publishing Corporation has agreed to license original soundtrack of "From Country to Classic" with Mary Jane Cunningham and Carol Neal performing.

Platinum and Gold Recording and Publishing Corporation will create a commercial to market "From Country to Classic" on television through 1-800 numbers. Major and small recording labels will receive a roster of states, times and networks the commercial will air. Platinum and Gold Recording and Publishing Corporation's best efforts will hopefully achieve a record label contract for Mary Jane Cunningham. Platinum and Gold Recording and Publishing Company will be responsible for all expenses incurred for cost of commercials, printing of CD's and cassettes.

Mary Jane Cunningham, through any rights she may have licensing masters of "Country to Classic", authorizes Platinum and Gold Recording and Publishing Corporation to print CD's and cassettes for marketing on TV 1-800 numbers and Platinum and Gold Recording and Publishing Corporation's website PGCDS.com

Mary Jane Cunningham will receive $1.00 for each album sold through any advertising vehicle Platinum and Gold Recording and Publishing Corporation produces and uses. If and when a recording contract is accepted, Mary Jane Cunningham will pay Platinum and Gold Recording and Publishing Corporation, a finder's fee of 20% of contract.

In witness whereof, the parties hereto, intending to be legally bound, have executed this agreement.

PLATINUM AND GOLD RECORDING AND PUBLISHING CORPORATION

by: Louise A.  Cavell, President
/s/ Louise A.  Cavell                             Date: 4-19-2000
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by: Mary Jane Cunningham
/s/ Mary Jane Cunningham                          Date: 4-19-2000
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by: Terry Ritchie, (Consultant)
/s/ Terry Ritchie                                 Date: 4-19-2000
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